UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 7, 2005, Embarcadero Technologies, Inc. issued a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 2004. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information under Item 2.02 in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As announced under the heading “Restatement of Financials in Prior Periods to Reflect Adjustments to Income Tax Provisions and Net Income” in the press release issued March 7, 2005, a copy of which is attached hereto, during the course of the Company’s year-end audit, certain errors were identified with respect to the calculation of the accounting effects of income taxes principally related to the amortization of stock-based compensation (“cheap stock”) associated with stock options issued prior to the Company’s initial public offering. As a result of these errors, the Company will restate its 2000 through 2003 results, as well as its results for the first three quarters of 2004, to reflect adjustments to its calculation of income taxes in those periods. The following table shows the effect of this restatement for the affected periods:

	2000		2001		2002		2003
(in thousands except per share data)	As reported	As restated	As reported	As restated	As reported	As restated	As reported	As restated
Net income (loss)	$(9,047)	$(7,905)	$(2,740)	$(2,023)	$2,414	$2,252	$5,662	$4,624
Diluted income (loss) per share	$(0.36)	$(0.32)	$(0.10)	$(0.07)	$0.08	$0.08	$0.20	$0.16

There is no material cumulative effect on net income and income per share for the first three quarters in 2004. Restated net income (in thousands) for Q1, Q2 and Q3 2004 was approximately higher / (lower) than as reported amounts by ($85), ($45), and $130, respectively. There was no impact to diluted income (loss) per share for Q1, Q2 or Q3 of 2004. The total cumulative effect on net income for all restated periods is an increase of $659,000. The total cumulative effect on diluted earnings per share for all restated periods through September 30, 2004 is an increase of $0.03.

In connection with the identification of these tax errors, the Audit Committee of the Company’s Board of Directors concluded on March 1, 2005, that the following previously issued financial statements should no longer be relied upon: the Company’s audited financial statements for fiscal years 2000, 2001, 2002 and 2003, and unaudited financial statements for the first three quarters of 2004. The Audit Committee has discussed this conclusion with the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1     Press release dated March 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: March 7, 2005	By:	/s/ Raj P. Sabhlok
Raj P. Sabhlok
Chief Financial Officer and Senior Vice President of Corporate Development

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release dated March 7, 2005.